UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 5, 2009

                        CHINA WI-MAX COMMUNICATIONS, INC.
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                      000-53268                61-1504884
 -----------------------------    ------------------    -----------------------
 State or other jurisdiction         (Commission             I.R.S. Employer
    of incorporation or               File Number)          Identification No.
       organization

             1905 Sherman Street, Suite 335, Denver, Colorado 80203
 ------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                  303-668-0199


                                 Not applicable
           -----------------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))
[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Mr. George E. Harris resigned as president on March 5, 2009. He retains the title of Chief Financial Officer and remains a Board member. His employment contract continues without modification.

Ms. Jenny Wang resigned as a director effective March 5, 2009.

Steven T. Berman was appointed as president and Director on March 5, 2009. Mr. Berman has a B.A. from the University of Wisconsin (1984), and a J.D. from the University of Wisconsin (1983). He served as Assistant General Counsel from 1989-1994 for the National Rural Utilities Cooperative Finance Corp. He became Senior VP, General Counsel, and Secretary/Treasurer of National Rural Telecommunications Cooperative from 1994-2004. In 2005-2006, he was
President/CEO of First Capital Surety & Trust Company. He founded EBC Enterprises, LLC in 2004 as a consulting company.

Mr. Berman is employed under a three year Employment Agreement providing for normal executive participation in the employee benefit plans, expense reimbursements and paid vacations. The Agreement contains normal duties, responsibilities, termination, non-competition, and compensation clauses. The base salary is established at $10,000 per month.

The Agreement also provides a signing bonus of 250,000 shares and options vesting over three years for 100,000 shares per year at $.25.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                        CHINA WI-MAX COMMUNICATIONS, INC.
                        --------------------------------
                                  (Registrant)

                              Dated: March 11, 2009


                              /s/ George E. Harris
                         ------------------------------
                    George E. Harris, Chief Financial Officer